EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

THIRD QUARTER 2021 FINANCIAL RESULTS

Third Quarter Highlights

●	Net income of $13.7 million, or $0.50 per diluted share; return on average assets (ROAA) of 1.37%; return on average stockholders' equity (ROAE) of 14.29%; and return on average tangible common equity (ROATCE)(1) of 15.32%
●	Adjusted net income(1) of $14.5 million; or $0.53 per diluted share; adjusted ROAA(1) of 1.45%; adjusted ROAE(1) of 15.08%; and adjusted ROATCE(1) of 16.18%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Bloomington, IL, October 25, 2021 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company and NXT Bank, today reported net income of $13.7 million, or $0.50 diluted earnings per share, for the third quarter of 2021. This compares to net income of $13.7 million, or $0.50 diluted earnings per share, for the second quarter of 2021, and net income of $10.6 million, or $0.38 diluted earnings per share, for the third quarter of 2020.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “We continued to deliver strong financial results in the third quarter driven by a higher level of revenue, disciplined expense management, and healthy credit metrics. We are beginning to see stronger loan demand in our legacy markets. We also benefited from our acquisition of NXT Bancorporation by buying participations in some of NXT Bank’s third quarter loan production prior to the closing of the acquisition. As a result, our total loan balances increased 3% during the third quarter, excluding PPP loans. With ample liquidity and capital levels, strong asset quality, and a growing low-cost deposit base, we remain well positioned to support our customers and communities as economic conditions and loan demand may continue to strengthen.”

“The completion of our acquisition of NXT Bancorporation on October 1, 2021 is a significant milestone for the Company. In the near-term, we will have more opportunities to bring back loans they have previously participated out to other banks onto our balance sheet and redeploy more of our excess liquidity into higher-yielding earning assets. Over the longer-term, we believe the expansion of our franchise into Iowa and the addition of a talented group of bankers from NXT will positively impact the level of organic growth that we generate. We are also seeing better opportunities to attract high quality commercial lenders that we expect will further strengthen our business development capabilities, improving our ability to capitalize on disruption in the Chicago banking market created by merger activity,” said Mr. Drake.

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, acquisition expenses, branch closure expenses, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights (“MSR”) fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $14.5 million, or $0.53 adjusted diluted earnings per share, for the third quarter of 2021. This compares to adjusted net income of $14.2 million, or $0.52 adjusted diluted earnings per share, for the second quarter of 2021, and adjusted net income of $10.8 million, or $0.39 adjusted diluted earnings per share, for the third quarter of 2020 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2021 was $30.7 million, an increase of 3.4% from $29.7 million for the second quarter of 2021. The increase was primarily attributable to an increase in PPP loan fees recognized as loan interest income which totaled $3.0 million during the third quarter of 2021 and $2.4 million during the second quarter of 2021.

Relative to the third quarter of 2020, net interest income increased $1.8 million, or 6.4%. The increase was primarily attributable to an increase in PPP loan fees recognized as loan interest income which totaled $0.9 million during the third quarter of 2020.

Net interest margin for the third quarter of 2021 was 3.18%, compared to 3.14% for the second quarter of 2021. The increase was primarily attributable to the recognition of PPP loan fees. The contribution of PPP loan fees to net interest margin was 31 basis points during the third quarter of 2021 and 25 basis points during the second quarter of 2021.

Relative to the third quarter of 2020, net interest margin decreased from 3.39%. The decrease was primarily due to a decline in the average yield on earning assets and increased balances being held in cash and lower-yielding securities.

Noninterest Income

Noninterest income for the third quarter of 2021 was $8.4 million, a decrease of 4.4% from $8.8 million for the second quarter of 2021. The decrease was primarily attributable to impairment losses of $0.6 million related to the branches closed during the third quarter of 2021 pursuant to our branch rationalization plan. Additionally, gains on sale of mortgage loans decreased $0.3 million due to a lower level of mortgage refinancing activity. Partially offsetting these declines were a positive $40 thousand mortgage servicing rights (“MSR”) fair value adjustment during the third quarter of 2021, compared to a negative $0.3 million MSR fair value adjustment in the second quarter of 2021, and a $0.3 million increase in service charges on deposit accounts.

Relative to the third quarter of 2020, noninterest income decreased 16.5% from $10.0 million, primarily attributable to a $1.9 million decrease in gains on sale of mortgage loans due to a lower level of mortgage refinancing activity and the $0.6 million of impairment losses related to the branches closed pursuant to our branch rationalization plan. Partially offsetting this decline was an increase in wealth management fees and card income. Wealth management fees increased $0.4 million as a result of higher values of assets under management during the third quarter of 2021 relative to the third quarter of 2020. Card income increased $0.4 million as a result of increased card transaction volume driven by the full reopening of Illinois following COVID-19 prevention measures.

HBT Financial, Inc.

Noninterest Expense

Noninterest expense for the third quarter of 2021 was $22.2 million, nearly unchanged from the second quarter of 2021. A decrease in salaries expense, due to a lower employee count, was mostly offset by increases in occupancy of bank premise and loan collection and servicing expenses.

Relative to the third quarter of 2020, noninterest expense decreased 1.4% from $22.5 million. The decline was primarily attributable to lower salaries and employee benefits expenses, as a result of lower employee count relative to the third quarter of 2020. Partially offsetting these improvements were higher marketing and data processing expenses.

NXT Bancorporation, Inc. Acquisition

On October 1, 2021, HBT completed its previously announced acquisition of NXT Bancorporation, Inc. (NXT), the holding company for NXT Bank. The acquisition expands HBT’s footprint into Iowa. Acquisition-related expenses were $0.4 million during the third quarter of 2021 and $0.2 million during the second quarter of 2021. As of September 30, 2021, NXT had $232 million in total assets, $196 million in total loans, and $181 million in total deposits. NXT’s results are not reflected in HBT’s results for the third quarter of 2021. The merger and system conversion of NXT Bank and Heartland Bank and Trust is currently scheduled for December 3, 2021.

Branch Rationalization Plan

In April 2021, the Company made plans to close or consolidate six branches. One branch was consolidated during the second quarter of 2021, and the remaining five branches were closed during the third quarter of 2021. Branch closure costs were $0.6 million, consisting almost entirely of impairment losses, during the third quarter of 2021, and $0.1 million, primarily salaries expense, during the second quarter of 2021. The Company estimates annual pre-tax cost savings, net of associated revenue impacts, related to the branch rationalization plan to be approximately $1.1 million.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.15 billion at September 30, 2021, compared with $2.15 billion at June 30, 2021 and $2.28 billion at September 30, 2020. A $65.7 million decrease in PPP loans was mostly offset by increases in commercial real estate – non-owner occupied and construction & land development loans, with $39.0 million of the increase attributed to new loans funded in partnership with NXT Bank ahead of the acquisition.

Deposits

Total deposits were $3.42 billion at September 30, 2021, compared with $3.42 billion at June 30, 2021 and $3.02 billion at September 30, 2020. Total deposits remained almost unchanged from June 30, 2021 to September 30, 2021, following the end of certain federal economic stimulus programs, such as PPP loans and direct payments to individuals, which had driven deposit growth since the first quarter of 2020.

Asset Quality

Nonperforming loans totaled $5.5 million, or 0.26% of total loans, at September 30, 2021, compared with $7.4 million, or 0.34% of total loans, at June 30, 2021, and $15.2 million, or 0.67% of total loans, at September 30, 2020. The $1.9 million decrease in nonperforming loans from June 30, 2021 was primarily attributable to the payoff of one relationship and a pay down on another relationship which together totaled $1.6 million at June 30, 2021. The $9.7 million reduction in nonperforming loans from September 30, 2020 was primarily attributable to the return to accrual status of one agricultural credit and the transfer of one loan to foreclosed assets which together totaled $8.4 million at September 30, 2020.

HBT Financial, Inc.

The Company recorded a negative provision for loan losses of $1.7 million for the third quarter of 2021, compared to a negative provision for loan losses of $2.2 million for the second quarter of 2021. The negative provision was primarily due to a $0.9 million decrease in specific reserves on loans individually evaluated for impairment. Additionally, improvements in qualitative factors resulted in a $0.7 million decrease in required reserve, primarily reflecting the shrinking impact of the COVID-19 pandemic on our borrowers.

Net recoveries for the third quarter of 2021 were $21 thousand, or less than 1 basis point of average loans on an annualized basis, compared to net charge-offs of $90 thousand, or 0.02% of average loans on an annualized basis, for the second quarter of 2021, and net charge-offs of $0.2 million, or 0.04% of average loans on an annualized basis, for the third quarter of 2020.

The Company’s allowance for loan losses was 1.16% of total loans and 449.73% of nonperforming loans at September 30, 2021, compared with 1.23% of total loans and 357.91% of nonperforming loans at June 30, 2021.

Capital

At September 30, 2021, the Company exceeded all regulatory capital requirements under Basel III and was considered to be “well-capitalized,” as summarized in the following table:

		Well Capitalized
	September 30,	Regulatory
	2021	Requirements
Total capital to risk-weighted assets	18.15%	10.00%
Tier 1 capital to risk-weighted assets	15.56%	8.00%
Common equity tier 1 capital ratio	14.08%	6.50%
Tier 1 leverage ratio	9.83%	5.00%
Total stockholders' equity to total assets	9.59%	N/A
Tangible common equity to tangible assets (1)	9.00%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Stock Repurchase Program

During the third quarter of 2021, the Company repurchased 20,625 shares of its common stock at a weighted average price of $16.66 under its stock repurchase program. Purchases were conducted in accordance with Rule 10b-18 and in compliance with Regulation M under the Securities Exchange Act of 1934, as amended. The Company’s Board of Directors authorized the repurchase of up to $15 million of its common stock under its stock repurchase program in effect until December 31, 2021. As of September 30, 2021, the Company had $12.7 million remaining under the current stock repurchase authorization.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company and NXT Bank. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of September 30, 2021, HBT had total assets of $3.9 billion, total loans of $2.1 billion, and total deposits of $3.4 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back to 1920.

HBT Financial, Inc.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans and any ratios derived therefrom, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s expected benefits, synergies, results and growth resulting from the acquisition of NXT and NXT Bank, and the Company’s plans, objectives, future performance, goals, future earnings levels and future loan growth, including as a result of expected improvement in economic conditions with respect to COVID-19. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the timing, outcome and results of integrating the operations of NXT into those of HBT; the possibility that expected benefits, synergies and results from the acquisition are delayed or not achieved; the effects of the merger on HBT’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to customer or employee relationships resulting from the completion of the transaction; the diversion of management time on integration-related issues; the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the continued disruption or worsening of global, national, state and local economies associated with the COVID-19 pandemic, including in connection with inflationary pressures and supply chain constraints, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois and Iowa in particular, including in the financial markets; changes in business plans as circumstances warrant; risks relating to other acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$25,604	$25,278	$25,118	$76,016	$77,396
Federally tax exempt	572	540	542	1,722	1,748
Securities:
Taxable	4,632	4,058	3,266	12,323	9,772
Federally tax exempt	1,103	1,144	1,233	3,383	3,488
Interest-bearing deposits in bank	190	115	65	385	873
Other interest and dividend income	14	12	14	39	42
Total interest and dividend income	32,115	31,147	30,238	93,868	93,319

INTEREST EXPENSE
Deposits	564	613	843	1,821	3,480
Securities sold under agreements to repurchase	8	8	9	23	40
Borrowings	1	—	1	2	2
Subordinated notes	470	469	147	1,409	147
Junior subordinated debentures issued to capital trusts	357	357	367	1,069	1,209
Total interest expense	1,400	1,447	1,367	4,324	4,878
Net interest income	30,715	29,700	28,871	89,544	88,441
PROVISION FOR LOAN LOSSES	(1,667)	(2,162)	2,174	(7,234)	10,102
Net interest income after provision for loan losses	32,382	31,862	26,697	96,778	78,339

NONINTEREST INCOME
Card income	2,509	2,449	2,146	7,216	5,936
Service charges on deposit accounts	1,677	1,390	1,493	4,364	4,460
Wealth management fees	2,036	2,005	1,646	6,013	4,967
Mortgage servicing	699	711	724	2,095	2,175
Mortgage servicing rights fair value adjustment	40	(310)	(268)	1,425	(2,947)
Gains on sale of mortgage loans	1,257	1,562	3,184	4,919	5,855
Gains (losses) on securities	28	6	(2)	74	3
Gains (losses) on foreclosed assets	(14)	216	27	126	120
Gains (losses) on other assets	(672)	(48)	1	(719)	(71)
Other noninterest income	832	793	1,101	2,461	2,866
Total noninterest income	8,392	8,774	10,052	27,974	23,364

NONINTEREST EXPENSE
Salaries	11,988	12,275	12,595	36,859	38,023
Employee benefits	1,500	1,455	1,666	4,677	6,555
Occupancy of bank premises	1,610	1,463	1,609	5,011	5,079
Furniture and equipment	657	603	679	1,883	1,891
Data processing	1,767	1,721	1,583	5,176	4,841
Marketing and customer relations	883	843	690	2,291	2,551
Amortization of intangible assets	252	258	305	799	927
FDIC insurance	279	244	222	763	476
Loan collection and servicing	400	333	450	1,098	1,292
Foreclosed assets	242	319	226	704	403
Other noninterest expense	2,589	2,640	2,460	7,604	7,253
Total noninterest expense	22,167	22,154	22,485	66,865	69,291
INCOME BEFORE INCOME TAX EXPENSE	18,607	18,482	14,264	57,887	32,412
INCOME TAX EXPENSE	4,892	4,765	3,701	15,210	8,209
NET INCOME	$13,715	$13,717	$10,563	$42,677	$24,203

EARNINGS PER SHARE - BASIC	$0.50	$0.50	$0.38	$1.56	$0.88
EARNINGS PER SHARE - DILUTED	$0.50	$0.50	$0.38	$1.56	$0.88
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	27,340,926	27,362,579	27,457,306	27,377,809	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2021	2021	2020

	(dollars in thousands)
ASSETS
Cash and due from banks	$36,508	$47,861	$22,347
Interest-bearing deposits with banks	435,421	497,742	214,377
Cash and cash equivalents	471,929	545,603	236,724

Debt securities available-for-sale, at fair value	896,218	836,267	814,798
Debt securities held-to-maturity	318,730	309,132	74,510
Equity securities with readily determinable fair value	3,366	3,338	3,262
Equity securities with no readily determinable fair value	1,867	1,552	1,552
Restricted stock, at cost	2,739	2,739	2,498
Loans held for sale	8,582	5,951	23,723

Loans, before allowance for loan losses	2,147,812	2,152,119	2,279,639
Allowance for loan losses	(24,861)	(26,507)	(31,654)
Loans, net of allowance for loan losses	2,122,951	2,125,612	2,247,985

Bank premises and equipment, net	49,337	51,900	53,271
Bank premises held for sale	1,462	121	121
Foreclosed assets	7,315	7,757	3,857
Goodwill	23,620	23,620	23,620
Core deposit intangible assets, net	1,999	2,251	3,103
Mortgage servicing rights, at fair value	7,359	7,319	5,571
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	13,376	12,785	13,820
Other assets	16,211	16,565	25,643
Total assets	$3,948,226	$3,953,677	$3,535,223

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,003,723	$1,011,481	$850,306
Interest-bearing	2,415,833	2,413,153	2,166,355
Total deposits	3,419,556	3,424,634	3,016,661

Securities sold under agreements to repurchase	47,957	46,756	45,438
Subordinated notes	39,297	39,277	39,218
Junior subordinated debentures issued to capital trusts	37,698	37,681	37,632
Other liabilities	24,897	32,135	40,980
Total liabilities	3,569,405	3,580,483	3,179,929

Stockholders' Equity
Common stock	275	275	275
Surplus	191,413	191,185	190,787
Retained earnings	184,919	175,328	146,101
Accumulated other comprehensive income	4,537	8,386	18,131
Treasury stock at cost	(2,323)	(1,980)	—
Total stockholders’ equity	378,821	373,194	355,294
Total liabilities and stockholders’ equity	$3,948,226	$3,953,677	$3,535,223

SHARE INFORMATION
Shares of common stock outstanding	27,334,428	27,355,053	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	September 30,	June 30,	September 30,
	2021	2021	2020

	(dollars in thousands)
LOANS
Commercial and industrial	$261,763	$321,352	$389,231
Agricultural and farmland	229,718	231,527	235,597
Commercial real estate - owner occupied	203,096	212,597	225,345
Commercial real estate - non-owner occupied	579,860	531,803	532,454
Multi-family	215,245	212,079	199,441
Construction and land development	232,291	204,619	265,758
One-to-four family residential	294,612	302,888	308,365
Municipal, consumer, and other	131,227	135,254	123,448
Loans, before allowance for loan losses	$2,147,812	$2,152,119	$2,279,639

PPP LOANS (included above)
Commercial and industrial	$55,374	$115,538	$168,466
Agricultural and farmland	3,462	8,711	4,179
Municipal, consumer, and other	985	1,273	7,095
Total PPP Loans	$59,821	$125,522	$179,740

	September 30,	June 30,	September 30,
	2021	2021	2020

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$1,003,723	$1,011,481	$850,306
Interest-bearing demand	1,013,678	1,023,565	885,719
Money market	519,343	506,880	475,047
Savings	611,050	603,849	497,682
Time	271,762	278,859	307,907
Total deposits	$3,419,556	$3,424,634	$3,016,661

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,135,476	$26,176	4.86%	$2,234,388	$25,818	4.63%	$2,277,826	$25,660	4.48%
Securities	1,180,513	5,735	1.93	1,121,104	5,202	1.86	831,120	4,499	2.15
Deposits with banks	513,158	190	0.15	438,001	115	0.11	274,022	65	0.09
Other	2,739	14	2.00	2,726	12	1.83	2,498	14	2.29
Total interest-earning assets	3,831,886	$32,115	3.33%	3,796,219	$31,147	3.29%	3,385,466	$30,238	3.55%
Allowance for loan losses	(26,470)			(28,939)			(30,221)
Noninterest-earning assets	159,635			156,559			157,446
Total assets	$3,965,051			$3,923,839			$3,512,691

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,020,216	$129	0.05%	$1,019,488	$127	0.05%	$888,941	$123	0.05%
Money market	510,183	96	0.07	502,448	94	0.08	479,314	96	0.08
Savings	608,436	48	0.03	601,615	46	0.03	493,278	37	0.03
Time	275,224	291	0.42	290,865	346	0.48	306,154	587	0.76
Total interest-bearing deposits	2,414,059	564	0.09	2,414,416	613	0.10	2,167,687	843	0.15
Securities sold under agreements to repurchase	49,923	8	0.06	47,170	8	0.07	51,686	9	0.06
Borrowings	326	1	0.46	440	—	0.39	1,196	1	0.47
Subordinated notes	39,285	470	4.74	39,265	469	4.80	11,976	147	4.87
Junior subordinated debentures issued to capital trusts	37,688	357	3.76	37,671	357	3.80	37,621	367	3.89
Total interest-bearing liabilities	2,541,281	$1,400	0.22%	2,538,962	$1,447	0.23%	2,270,166	$1,367	0.24%
Noninterest-bearing deposits	1,016,384			992,699			846,808
Noninterest-bearing liabilities	26,523			26,988			40,421
Total liabilities	3,584,188			3,558,649			3,157,395
Stockholders' Equity	380,863			365,190			355,296
Total liabilities and stockholders’ equity	$3,965,051			$3,923,839			$3,512,691

Net interest income/Net interest margin (1)		$30,715	3.18%		$29,700	3.14%		$28,871	3.39%
Tax-equivalent adjustment (2)		508	0.05		503	0.05		495	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$31,223	3.23%		$30,203	3.19%		$29,366	3.45%
Net interest rate spread (4)			3.11%			3.06%			3.31%
Net interest-earning assets (5)	$1,290,605			$1,257,257			$1,115,300
Ratio of interest-earning assets to interest-bearing liabilities	1.51			1.50			1.49
Cost of total deposits			0.07%			0.07%			0.11%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,217,463	$77,738	4.69%	$2,228,145	$79,144	4.74%
Securities	1,102,808	15,706	1.90	740,834	13,260	2.39
Deposits with banks	432,971	385	0.12	283,730	873	0.41
Other	2,655	39	1.95	2,473	42	2.29
Total interest-earning assets	3,755,897	$93,868	3.34%	3,255,182	$93,319	3.83%
Allowance for loan losses	(29,069)			(26,288)
Noninterest-earning assets	157,287			156,121
Total assets	$3,884,115			$3,385,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,012,557	$373	0.05%	$853,775	$536	0.08%
Money market	498,441	279	0.07	473,647	608	0.17
Savings	584,226	135	0.03	467,482	157	0.04
Time	286,685	1,034	0.48	321,905	2,179	0.90
Total interest-bearing deposits	2,381,909	1,821	0.10	2,116,809	3,480	0.22
Securities sold under agreements to repurchase	47,827	23	0.06	49,183	40	0.11
Borrowings	421	2	0.43	1,333	2	0.19
Subordinated notes	39,265	1,409	4.80	4,021	147	4.87
Junior subordinated debentures issued to capital trusts	37,671	1,069	3.79	37,605	1,209	4.30
Total interest-bearing liabilities	2,507,093	$4,324	0.23%	2,208,951	$4,878	0.29%
Noninterest-bearing deposits	976,884			780,826
Noninterest-bearing liabilities	30,205			47,426
Total liabilities	3,514,182			3,037,203
Stockholders' Equity	369,933			347,812
Total liabilities and stockholders’ equity	$3,884,115			3,385,015

Net interest income/Net interest margin (1)		$89,544	3.19%		$88,441	3.63%
Tax-equivalent adjustment (2)		1,514	0.05		1,441	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$91,058	3.24%		$89,882	3.69%
Net interest rate spread (4)			3.11%			3.54%
Net interest-earning assets (5)	$1,248,804			$1,046,231
Ratio of interest-earning assets to interest-bearing liabilities	1.50			1.47
Cost of total deposits			0.07%			0.16%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	September 30,	June 30,	September 30,
	2021	2021	2020

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$5,489	$6,823	$15,191
Past due 90 days or more, still accruing (1)	39	583	17
Total nonperforming loans	5,528	7,406	15,208
Foreclosed assets	7,315	7,757	3,857
Total nonperforming assets	$12,843	$15,163	$19,065

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$4,051	$4,319	$10,179
Past due 90 days or more, still accruing	39	583	17
Total nonperforming loans (originated)	4,090	4,902	10,196
Foreclosed assets	511	856	939
Total nonperforming assets (originated)	$4,601	$5,758	$11,135

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$1,438	$2,504	$5,012
Past due 90 days or more, still accruing (1)	—	—	—
Total nonperforming loans (acquired)	1,438	2,504	5,012
Foreclosed assets	6,804	6,901	2,918
Total nonperforming assets (acquired)	$8,242	$9,405	$7,930

Allowance for loan losses	$24,861	$26,507	$31,654

Loans, before allowance for loan losses	$2,147,812	$2,152,119	$2,279,639
Loans, before allowance for loan losses (originated) (2)	2,057,276	2,054,291	2,148,074
Loans, before allowance for loan losses (acquired) (2)	90,536	97,828	131,565

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.16%	1.23%	1.39%
Allowance for loan losses to nonperforming loans	449.73	357.91	208.14
Nonperforming loans to loans, before allowance for loan losses	0.26	0.34	0.67
Nonperforming assets to total assets	0.33	0.38	0.54
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.60	0.70	0.83

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to loans, before allowance for loan losses	0.20%	0.24%	0.47%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.22	0.28	0.52

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to loans, before allowance for loan losses	1.59%	2.56%	3.81%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	8.47	8.98	5.90

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $27 thousand, $27 thousand, and $30 thousand as of September 30, 2021, June 30, 2021, and September 30, 2020, respectively.
(2)	Originated loans and acquired loans along with the related credit quality ratios such as nonperforming loans to loans, before allowance for loan losses (originated and acquired) and nonperforming assets to loans, before allowance for loan losses and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by the Company. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$26,507	$28,759	$29,723	$31,838	$22,299
Provision	(1,667)	(2,162)	2,174	(7,234)	10,102
Charge-offs	(278)	(402)	(1,078)	(875)	(2,459)
Recoveries	299	312	835	1,132	1,712
Ending balance	$24,861	$26,507	$31,654	$24,861	$31,654

Net charge-offs (recoveries)	$(21)	$90	$243	$(257)	$747
Net charge-offs (recoveries) - (originated) (1)	(116)	(214)	(20)	(650)	155
Net charge-offs (recoveries) - (acquired) (1)	95	304	263	393	592

Average loans, before allowance for loan losses	$2,135,476	$2,234,388	$2,277,826	$2,217,463	$2,228,145
Average loans, before allowance for loan losses (originated) (1)	2,041,049	2,127,221	2,140,376	2,110,837	2,080,668
Average loans, before allowance for loan losses (acquired) (1)	94,427	107,167	137,450	106,626	147,477

Net charge-offs (recoveries) to average loans, before allowance for loan losses *	—%	0.02%	0.04%	(0.02)%	0.04%
Net charge-offs (recoveries) to average loans, before allowance for loan losses (originated) * (1)	(0.02)	(0.04)	—	(0.04)	0.01
Net charge-offs (recoveries) to average loans, before allowance for loan losses (acquired) * (1)	0.40	1.14	0.76	0.49	0.54

*       Annualized measure.

(1)	Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs (originated and acquired), average loans, before allowance for loan losses (originated and acquired), and net charge-offs to average loans, before allowance for loan losses (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by the Company. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(dollars in thousands, except per share data)
EARNINGS AND PER SHARE INFORMATION
Net income	$13,715	$13,717	$10,563	$42,677	$24,203
Earnings per share - Basic	0.50	0.50	0.38	1.56	0.88
Earnings per share - Diluted	0.50	0.50	0.38	1.56	0.88

Book value per share	$13.86	$13.64	$12.94

Shares of common stock outstanding	27,334,428	27,355,053	27,457,306
Weighted average shares of common stock outstanding	27,340,926	27,362,579	27,457,306	27,377,809	27,457,306

SUMMARY RATIOS
Net interest margin *	3.18%	3.14%	3.39%	3.19%	3.63%
Efficiency ratio	56.04	56.91	56.98	56.22	61.15
Loan to deposit ratio	62.81	62.84	75.57

Return on average assets *	1.37%	1.40%	1.20%	1.47%	0.96%
Return on average stockholders' equity *	14.29	15.07	11.83	15.42	9.30

NON-GAAP FINANCIAL MEASURES (1)
Adjusted net income	$14,479	$14,168	$10,755	$42,680	$27,352
Adjusted earnings per share - Basic	0.53	0.52	0.39	1.56	0.99
Adjusted earnings per share - Diluted	0.53	0.52	0.39	1.56	0.99

Tangible book value per share	$12.92	$12.70	$11.97

Net interest margin (tax equivalent basis) * (2)	3.23%	3.19%	3.45%	3.24%	3.69%
Efficiency ratio (tax equivalent basis) (2)	55.32	56.18	56.27	55.50	60.37

Return on average tangible common equity *	15.32%	16.22%	12.80%	16.59%	10.08%

Adjusted return on average assets *	1.45%	1.45%	1.22%	1.47%	1.08%
Adjusted return on average stockholders' equity *	15.08	15.56	12.04	15.43	10.50
Adjusted return on average tangible common equity *	16.18	16.76	13.03	16.59	11.40

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Net income	$13,715	$13,717	$10,563	$42,677	$24,203
Adjustments:
Acquisition expenses	(380)	(157)	—	(537)	—
Branch closure expenses	(644)	(104)	—	(748)	—
Charges related to termination of certain employee benefit plans	—	—	—	—	(1,457)
Mortgage servicing rights fair value adjustment	40	(310)	(268)	1,425	(2,947)
Total adjustments	(984)	(571)	(268)	140	(4,404)
Tax effect of adjustments	220	120	76	(143)	1,255
Less adjustments, after tax effect	(764)	(451)	(192)	(3)	(3,149)
Adjusted net income	$14,479	$14,168	$10,755	$42,680	$27,352

Average assets	$3,965,051	$3,923,839	$3,512,691	$3,884,115	$3,385,015

Return on average assets *	1.37%	1.40%	1.20%	1.47%	0.96%
Adjusted return on average assets *	1.45	1.45	1.22	1.47	1.08

*       Annualized measure.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(dollars in thousands, except per share data)
Numerator:
Net income	$13,715	$13,717	$10,563	$42,677	$24,203
Earnings allocated to participating securities (1)	(25)	(25)	(28)	(81)	(62)
Numerator for earnings per share - basic and diluted	$13,690	$13,692	$10,535	$42,596	$24,141

Adjusted net income	$14,479	$14,168	$10,755	$42,680	$27,352
Earnings allocated to participating securities (1)	(27)	(26)	(28)	(81)	(69)
Numerator for adjusted earnings per share - basic and diluted	$14,452	$14,142	$10,727	$42,599	$27,283

Denominator:
Weighted average common shares outstanding	27,340,926	27,362,579	27,457,306	27,377,809	27,457,306
Dilutive effect of outstanding restricted stock units	13,921	17,701	—	11,412	—
Weighted average common shares outstanding, including all dilutive potential shares	27,354,847	27,380,280	27,457,306	27,389,221	27,457,306

Earnings per share - Basic	$0.50	$0.50	$0.38	$1.56	$0.88
Earnings per share - Diluted	$0.50	$0.50	$0.38	$1.56	$0.88

Adjusted earnings per share - Basic	$0.53	$0.52	$0.39	$1.56	$0.99
Adjusted earnings per share - Diluted	$0.53	$0.52	$0.39	$1.56	$0.99

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$30,715	$29,700	$28,871	$89,544	$88,441
Tax-equivalent adjustment (1)	508	503	495	1,514	1,441
Net interest income (tax equivalent basis) (1)	$31,223	$30,203	$29,366	$91,058	$89,882

Net interest margin (tax equivalent basis)
Net interest margin *	3.18%	3.14%	3.39%	3.19%	3.63%
Tax-equivalent adjustment * (1)	0.05	0.05	0.06	0.05	0.06
Net interest margin (tax equivalent basis) * (1)	3.23%	3.19%	3.45%	3.24%	3.69%

Average interest-earning assets	$3,831,886	$3,796,219	$3,385,466	$3,755,897	$3,255,182

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$22,167	$22,154	$22,485	$66,865	$69,291
Less: amortization of intangible assets	252	258	305	799	927
Adjusted noninterest expense	$21,915	$21,896	$22,180	$66,066	$68,364

Net interest income	$30,715	$29,700	$28,871	$89,544	$88,441
Total noninterest income	8,392	8,774	10,052	27,974	23,364
Operating revenue	39,107	38,474	38,923	117,518	111,805
Tax-equivalent adjustment (1)	508	503	495	1,514	1,441
Operating revenue (tax equivalent basis) (1)	$39,615	$38,977	$39,418	$119,032	$113,246

Efficiency ratio	56.04%	56.91%	56.98%	56.22%	61.15%
Efficiency ratio (tax equivalent basis) (1)	55.32	56.18	56.27	55.50	60.37

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	September 30,	June 30,	September 30,
	2021	2021	2020

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$378,821	$373,194	$355,294
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	1,999	2,251	3,103
Tangible common equity	$353,202	$347,323	$328,571

Tangible assets
Total assets	$3,948,226	$3,953,677	$3,535,223
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	1,999	2,251	3,103
Tangible assets	$3,922,607	$3,927,806	$3,508,500

Total stockholders' equity to total assets	9.59%	9.44%	10.05%
Tangible common equity to tangible assets	9.00	8.84	9.36

Shares of common stock outstanding	27,334,428	27,355,053	27,457,306

Book value per share	$13.86	$13.64	$12.94
Tangible book value per share	12.92	12.70	11.97

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$380,863	$365,190	$355,296	$369,933	$347,812
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,152	2,410	3,284	2,414	3,589
Average tangible common equity	$355,091	$339,160	$328,392	$343,899	$320,603

Net income	$13,715	$13,717	$10,563	$42,677	$24,203
Adjusted net income	14,479	14,168	10,755	42,680	27,352

Return on average stockholders' equity *	14.29%	15.07%	11.83%	15.42%	9.30%
Return on average tangible common equity *	15.32	16.22	12.80	16.59	10.08

Adjusted return on average stockholders' equity *	15.08%	15.56%	12.04%	15.43%	10.50%
Adjusted return on average tangible common equity *	16.18	16.76	13.03	16.59	11.40

*       Annualized measure.